UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K/A CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2011

ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)
20 Kingsbridge Road, Piscataway, New Jersey 08854 (Address of principal executive offices) (Zip Code)
(732) 980-4500 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Enzon Pharmaceuticals, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on October 17, 2011 (the “Original Report”) to disclose the compensation arrangements with respect to the appointment of Ana I. Stancic to the additional positions of Chief Operating Officer, Principal Executive Officer and Executive Vice President of the Company. This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the compensation arrangements with respect to the appointment of Ms. Stancic. The remainder of the Original Report is unchanged.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors (the “Board”) of the Company on November 17, 2011, the Board finalized the compensation arrangements with respect to the previously announced appointment of Ana I. Stancic to Chief Operating Officer, Principal Executive Officer and Executive Vice President of the Company. As previously disclosed, Ms. Stancic will also continue serving in her roles as the Company’s Chief Financial Officer and Principal Financial Officer.

Ms. Stancic will receive an annual base salary of $482,000 commencing as of October 17, 2011 and will be eligible for participation in the Company’s annual cash incentive program with a target bonus of 60% of her base salary and a maximum bonus of 125% of her base salary. Per the terms of the letter of employment (the “Letter Agreement”) with Ana I. Stancic, dated May 17, 2011 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 31, 2011, her first year incentive will be prorated from June 8, 2011.

On November 17, 2011, the Board granted Ms. Stancic options (“Options”) to purchase 125,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of the Company under the terms of the Company’s 2011 Stock Option and Incentive Plan. These Options were granted with an exercise price of $6.37, which is equal to the fair market value of the Common Stock on the date of grant. These Options will have a 10 year grant life and will vest and become exercisable at a rate of one-fourth (1/4) of these Options per year commencing on the first anniversary of the grant date, conditioned upon Ms. Stancic’s continued employment with the Company as of the date of vesting. The Board also awarded Ms. Stancic 45,000 restricted stock units (“RSU’s”) under the Company’s 2011 Stock Option and Incentive Plan. These RSU’s will vest and convert to shares of Common Stock on November 17, 2014, conditioned upon Ms. Stancic’s continued employment with the Company as of the date of vesting. However, 50% of these RSU’s will be subject to accelerated vesting based upon the achievement of performance milestones to be specified by the Board of Directors of the Company.

On November 22, 2011, the Company and Ms. Stancic also entered into an Amended and Restated General Severance Agreement (the “Amended Severance Agreement”), which will be effective during the term of her employment with the Company and, if applicable, for a period of twelve months following any “Change in Control” of the Company (as defined in the “Amended Severance Agreement”). The Amended Severance Agreement supersedes and replaces the previous General Severance Agreement, dated June 8, 2011 by and between the Company and Ms. Stancic, that was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 31, 2011.

The Amended Severance Agreement provides that the compensation payable to Ms. Stancic during her term of employment with the Company shall be established by the Board or the Compensation Committee of the Board following an annual performance review, but in no event shall the annual rate of base salary or the target bonus for any successive year of her term of employment be less than the highest annual rate of base salary or target bonus, as applicable, in effect during the previous year of her term of employment. The Amended Severance Agreement provides that, in the event the Company terminates Ms. Stancic’s employment without “Cause” (as defined in the Severance Agreement), or in the event of a termination by Ms. Stancic for “Good Reason” (as defined in the Severance Agreement), other than in connection with a “Change in Control,” then Ms. Stancic will be entitled to receive: (i) her base salary through the date of termination; (ii) a pro-rated portion of her target bonus which would have been payable to her for the fiscal year in which termination occurs; (iii) cash payments equal to one times the sum of her base salary at the time of termination plus her target bonus for the fiscal year in which termination occurs; (iv) any deferred compensation and other unpaid amounts and benefits earned and vested prior to termination; and (v) reimbursement for the total applicable premium cost for continued medical and dental coverage under COBRA for a period of up to twelve months following termination.

The Amended Severance Agreement also provides that, in the event the Company terminates Ms. Stancic’s employment without “Cause,” or in the event of a termination by Ms. Stancic for “Good Reason,” and such termination occurs within the period that commences 90 days before and ends twelve months after a “Change in Control,”(as defined in the Severance Agreement) then Ms. Stancic will be entitled to receive the benefits described above, except that: (i) she will be entitled to receive cash payments equal to two times the sum of her base salary at the time of termination plus her target bonus for the fiscal year in which termination occurs; and (ii) reimbursements for continued medical and dental coverage will be for a period of up to twenty-four months following termination. Furthermore, all options, restricted stock and restricted stock units held by Ms. Stancic would become fully vested and, if applicable, exercisable immediately prior to the effective date of the applicable “Change in Control.”

The foregoing description of the Amended Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text Amended Severance Agreement filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated General Severance Agreement, dated as of November 22, 2011, by and between Ana I. Stancic and Enzon Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC. (Registrant)

Date: November 23, 2011	By: /s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated General Severance Agreement, dated as of November 22, 2011, by and between Ana I. Stancic and Enzon Pharmaceuticals, Inc.